SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 25, 2008
Waste Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     On December 2, 2008, David P. Steiner, Chief Executive Officer and Robert G. Simpson, Chief Financial Officer of Waste Management, Inc. (the “Company”), are scheduled to make a presentation at 1:35 p.m. Eastern Standard Time at the 2008 Friedman Billings Ramsey Capital Markets Fall Investor Conference in New York City.
     On October 30, 2008, the Company issued a press release and held a conference call to announce and discuss its third quarter 2008 earnings results. In that release and on the conference call, the Company stated that due to the downturn in the recycling commodities markets, the Company believed that its fourth quarter 2008 earnings per diluted share could be negatively impacted by up to $0.03 per share.
     As noted in the slide deck that will be used for management’s presentation at the conference, a copy of which is furnished herewith as Exhibit 99.1 and incorporated by reference herein, the Company now expects the negative impact on its fourth quarter 2008 earnings per diluted share to be between $0.04 and $0.08 per share. The increase in the expected negative impact is due to the continued deterioration in the recycling commodities markets through the month of November, which showed prices decreasing at an average of 30 to 60% as compared with the prior year period, as well as forecasts of continued weakness in the markets. However, the extent of the actual negative impact will depend primarily on whether prices for recycling commodities stabilize or continue to deteriorate during the month of December.
     You can listen to a webcast of the presentation by going to the Investor Relations section of the Company’s website at www.wm.com beginning on December 2, 2008.
     This Form 8-K contains “forward-looking statements” as defined by the federal securities laws. The forward-looking statements that the Company makes are the Company’s expectations, opinion, view or belief at the point in time of issuance but may change at some future point in time. By issuing estimates or making statements based on current expectations, opinions, views or beliefs, the Company has no obligation, and is not undertaking any obligation, to update such estimates or statements or to provide any other information relating to such estimates or statements. We caution you not to place undue reliance on any forward-looking statements, which speak only as of their dates. Important factors, including risk factors, many of which are not in the Company’s control, could affect the Company’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Information regarding risk factors and other cautionary information are available in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibit 99.1:      Friedman Billings Ramsey Investor Conference Presentation, dated December 2, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.
Date: November 25, 2008	By:	Rick L Wittenbraker
Rick L Wittenbraker
Senior Vice President

Exhibit Index

Exhibit Number	Description
99.1	Friedman Billings Ramsey Investor Conference Presentation dated December 2, 2008.